UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2016

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8700 E. Vista Bonita Dr., Suite 260

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 4, 2016, Spindle, Inc., a Nevada corporation (the "Company") filed a lawsuit in the United States District Court for the District of Arizona, case 2:16-cv-02613-MHB (Spindle, Inc., a Nevada Corporation vs. William Clark and Joann Clark, husband and wife; Sean Tate and Patricia La Due-Tate, husband and wife; Justin Clark, an individual; and Phasive, Inc., an Arizona corporation).  The Company alleges that William Clark, former Chief Executive Officer of the Company along with his son Justin Clark and Sean Tate (collectively, the "Defendants") breached their contractual, statutory, common law and fiduciary duties to the Company.  The Company alleges that together and separately, they misappropriated the Company's intellectual property, improperly solicited the Company's employees, customers, and investors, and engaged in various other wrongful acts that damaged irreparably the Company's business.  The Company is seeking injunctive relief; unspecified monetary damages and rescission of shares of the Company's common stock. The Company has undertaken a review to determine the extent of the breach of the duties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINDLE, INC.

Date: August 10, 2016	By:	/s/ Michael Schwartz
Name: Michael Schwartz
Title: Interim Chief Executive Officer

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